Exhibit No. 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Texas Pacific Land Corporation on Form S-8 (No. 333-261938) of our report dated February 25, 2021, relating to the financial statements of Texas Pacific Land Trust, known since January 11, 2021 as Texas Pacific Land Corporation, for the year ended December 31, 2020, appearing in this Annual Report on Form 10-K of Texas Pacific Land Corporation for the year ended December 31, 2022.

/s/ Lane Gorman Trubitt, LLC

Dallas, Texas
February 22, 2023